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                                                                       EXHIBIT 5

                     PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                 1585 BROADWAY
                               NEW YORK, NY 10019

                                                                January 19, 1996

The Board of Directors
The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Ladies and Gentlemen:

    You have requested our opinion in connection with the filing by The Alpine Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 894,268 shares of common stock, $.10 par value per share, of the Company ("Common Stock"). The Registration Statement relates to the proposed sale of 819,268 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares") and the proposed sale of 75,000 shares of Common Stock held by Suez Ventures (the "Suez Shares").

    We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

    Based upon the foregoing, it is our opinion that (a) the Suez Shares have been duly authorized and are legally issued, fully paid and non-assessable, and
(b) the Selling Stockholder Shares are duly authorized, legally issued, fully paid and non-assessable, and when the certificates therefor have been issued, shall be legally issued.

    The foregoing opinion relates only to matters of the internal law of the State of New York and to the General Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ PROSKAUER ROSE GOETZ &
                                             MENDELSOHN LLP